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                                                                    EXHIBIT 5.02


                         [LETTERHEAD OF BRYAN CAVE LLP]


                                  May 13, 1997


CSK Auto, Inc.
Kragen Auto Supply Co.
Schuck's Distribution Co.
645 E. Missouri Avenue
Phoenix, Arizona 85012

              Re:   Exchange of 11% Senior Subordinated Notes Due 2006
                    --------------------------------------------------

Ladies and Gentlemen:

              We have acted as special Arizona counsel for CSK Auto, Inc., an Arizona corporation (the "Company"), and its wholly-owned subsidiaries Kragen Auto Supply Co., a California corporation ("Kragen"), and Schuck's Distribution Co., a Washington corporation ("Schuck's") (the Company, Kragen and Schuck's are collectively referred to herein as the "Registrants"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange $125,000,000 aggregate principal amount of 11% Series A Senior Subordinated Notes Due 2006 (the "Notes") of the Company for a like aggregate principal amount of privately placed 11% Senior Subordinated Notes Due 2006 (the "Old Notes"). The Notes will be guaranteed on a senior subordinated basis (each, a "Guarantee") by Kragen and Schuck's (each a "Guarantor"). The Notes will be issued pursuant to an Indenture dated as of October 30, 1996 (the "Indenture") by and among the Company, the Guarantors and The Bank of New York, as successor to Walls Fargo Bank, N.A. (the "Trustee").

              As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-22511) and Amendments No. 1, No. 2 and No. 3 thereto filed by the Registrants with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended, the issuance of the Notes and the Guarantees, (ii) the Indenture, and (iii) the form of the Notes to be issued pursuant to the Indenture. The Notes and the Indenture are sometimes referred to herein collectively as the "Note Documents." We have also examined the proceedings and other actions taken by the Company and the Guarantors in connection with the authorization, execution and delivery of the Indenture and the issuance of the Notes and the Guarantees thereunder. We have also made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of
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CSK Auto, Inc.
May 13, 1997
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such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

              In rendering this opinion, we have assumed:

              (a) The Note Documents constitute the legal, valid and binding agreements of the Company, to the extent that the binding nature of the Note Documents involves matters governed by the laws of the State of New York;

              (b) The due and valid execution and delivery of the Indenture by each Guarantor, and that the Indenture constitutes the legal, valid and binding agreement of each Guarantor;

              (c) The due and valid execution and delivery of the Indenture by the Trustee, and that the Indenture constitutes the legal, valid and binding agreement of the Trustee;

              (d) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents; and

              (e) That no party executing the documents delivered in connection with the Exchange Offer is involved in any court or administrative proceeding relating to or otherwise affecting the Exchange Offer or subject to any order, writ, injunction or decree of any court or governmental agency or commission that would prohibit the execution and delivery of such documents or the consummation of any transaction therein contemplated.


              Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that the Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed, authenticated and delivered as specified in the Indenture, will be legally issued and will constitute binding obligations of the Company, to the extent the binding nature of the Notes involves matters governed by the laws of the State of Arizona.

     The foregoing opinion is subject to the following exceptions, qualifications and limitations:
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CSK Auto, Inc.
May 13, 1997
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     A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Arizona and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of Arizona and the United States of America and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts. We express no opinion with respect to issues concerning the Federal securities laws or the rules and regulations administered by the Securities and Exchange Commission ("Commission") or with respect to Arizona state securities laws and regulations.

     B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfer or preferential transfers) and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Note Documents.

     C. We express no opinion with respect to the validity, binding nature or enforceability of any provision of the Note Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     D. We express no opinion as to the validity, binding nature or enforceability (i) of provisions in the Note Documents providing for indemnification or contribution or (ii) of any provision of any Note Document insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal.

     E. We express no opinions as to the Guarantors or to the validity, binding nature or enforceability of the Guarantees.

     F. We express no opinion with respect to the validity, binding nature or enforceability of (i) any waivers of unknown future rights or waivers of rights existing, or duties owed, that are broadly or vaguely stated or do not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Note Documents) relating to the rights of the Company or the duties owing to it existing as a matter of law, to the extent such waivers or consents are found to be against public
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CSK Auto, Inc.
May 13, 1997
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policy or are ineffective pursuant to applicable statutes or judicial decisions, (iii) any waivers or variations of rights of a debtor, including a guarantor, (iv) provisions in the Note Documents imposing late payment charges or an increase in interest rate, upon delinquency in payment or the occurrence of a default, to the extent that such provisions are found to constitute a forfeiture or impose a penalty, (vi) covenants (other than covenants relating to the payment of money, including payment of principal, interest, indemnities and expenses) to the extent that they are construed to be independent requirements as distinguished from conditions precedent to the occurrence of an event of default, and (vii) any rights of setoff.

     G. We express no opinion as to any provisions of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the class of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.



                                         Very truly yours,


                                         /s/ BRYAN CAVE LLP
                                         BRYAN CAVE LLP